Exhibit 99.1

Repare Therapeutics to Regain Global Rights to Camonsertib

Repare will regain control of its potential best-in-class oral small molecule ATR inhibitor

CAMBRIDGE, Mass. & MONTREAL—(BUSINESS WIRE)—Feb. 12, 2024—Repare Therapeutics Inc. (“Repare” or the “Company”) (Nasdaq: RPTX), a leading clinical-stage precision oncology company, announced today that it will regain global development and commercialization rights to camonsertib (RP-3500), a potential best-in-class oral small molecule inhibitor of ATR (Ataxia-Telangiectasia and Rad3-related protein kinase), following termination of its collaboration agreement with Roche.

Roche notified Repare that, effective May 7, 2024, it is terminating its worldwide license and collaboration agreement for the development and commercialization of camonsertib following a review of Roche’s pipeline and evolving external factors. Repare regains full control of all rights for camonsertib, a potential best-in-class inhibitor of ATR.

“Camonsertib is a valuable, high-potential precision oncology medicine that has achieved clinical proof-of-concept in multiple tumor types and genotypes both as monotherapy and in combination, as previously reported. We have been continuously running clinical trials for camonsertib since July 2020 and are excited to steward the progress of this promising therapy,” said Lloyd M. Segal, President and Chief Executive Officer of Repare. “While we are disappointed to end this collaboration, we appreciate the contributions Roche has made to the program. With the return of camonsertib, Repare’s deep clinical pipeline consists of four wholly-owned synthetic lethal therapies.”

Camonsertib is also part of Repare’s ongoing Phase 1 MYTHIC trial evaluating the combination of camonsertib and lunresertib, a first-in-class, oral small molecule inhibitor of PKMYT1, in patients with molecularly selected, advanced solid tumors. In October 2023, Repare presented data on the camonsertib and lunresertib combination, demonstrating clear evidence of clinical benefit across multiple tumor types and all selected genotypes, with an overall response of 33.3% across all tumor types and 50% RECIST objective response in patients with heavily pre-treated gynecologic tumors at the preliminary recommended Phase 2 dose of the combination. Repare expects to report additional camonsertib and lunresertib combination therapy data from the expansion cohorts of this trial in the second half of 2024.

Repare has met all obligations under the Roche agreement to date, and recently earned a $40 million milestone payment from Roche. Repare continues to expect that its existing cash, cash equivalents, and marketable securities will provide sufficient capital to fund planned operations into mid-2026.

About Repare Therapeutics’ SNIPRx® Platform

Repare’s SNIPRx® platform is a genome-wide CRISPR-based screening approach that utilizes proprietary isogenic cell lines to identify novel and known synthetic lethal gene pairs and the corresponding patients who are most likely to benefit from the Company’s therapies based on the genetic profile of their tumors. Repare’s platform enables the development of precision therapeutics in patients whose tumors contain one or more genomic alterations identified by SNIPRx® screening, in order to selectively target those tumors in patients most likely to achieve clinical benefit from resulting product candidates.

About Repare Therapeutics, Inc.

Repare Therapeutics is a leading clinical-stage precision oncology company enabled by its proprietary synthetic lethality approach to the discovery and development of novel therapeutics. The Company utilizes its genome-wide, CRISPR-enabled SNIPRx® platform to systematically discover and develop highly targeted cancer therapies focused on genomic instability, including DNA damage repair. The Company’s pipeline includes lunresertib (also known as RP-6306), a PKMYT1 inhibitor currently in Phase 1/2 clinical development; camonsertib (also known as RP-3500), a potential leading ATR inhibitor currently in Phase 1/2 clinical development; RP-1664, a preclinical PLK4 inhibitor program; RP-3467, a preclinical Polq ATPase inhibitor program; as well as additional, undisclosed preclinical programs. For more information, please visit reparerx.com.

SNIPRx® is a registered trademark of Repare Therapeutics Inc.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and securities laws in Canada. All statements in this press release other than statements of historical facts are “forward-looking statements. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the termination of Repare’s collaboration with Roche; the potential of camonsertib as a best-in-class oral small molecule ATR inhibitor; the clinical development of lunresertib and camonsertib; the timing of the expected combination therapy data from the expansion cohorts of the MYTHIC trial; and Repare’s cash runway. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause the Company’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including: the impacts of macroeconomic conditions, including the COVID-19 pandemic, the conflict in Ukraine, the Hamas-Israel conflict, heightened inflation and uncertain credit and financial markets on the Company’s business, clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; the risk that Repare may not realize the potential benefits of this collaboration with Roche; the discovery, development and potential commercialization of potential product candidates using Repare’s SNIPRx® platform technology and under the strategic collaboration agreement, including the development of camonsertib; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) and the Québec Autorité des Marchés Financiers (“AMF”) on February 28, 2023, and its other documents subsequently filed with or furnished to the SEC and AMF, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 9, 2023. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

For more information, please visit reparerx.com and follow Repare on Twitter at @RepareRx and on LinkedIn at https://www.linkedin.com/company/repare-therapeutics/.

Repare Contact:

Robin Garner

Vice President and Head of Investor Relations

Repare Therapeutics Inc.

investor@reparerx.com

Investors:

Matthew DeYoung

Argot Partners

repare@argotpartners.com

Media:

David Rosen

Argot Partners

david.rosen@argotpartners.com

212-600-1902